EXHIBIT 10.1


                               FIRST AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "First Amendment") dated as of the 9th day of December, 1996, is entered into by and between SAWTEK INC., a Florida corporation, Post Office Box 609501, Orlando, Florida 32860-9501 (the "Borrower") and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, f/k/a/ SUN BANK, NATIONAL ASSOCIATION (the "Bank"), a national banking association, with its principal banking office located at 200 South Orange Avenue, Orlando, Orange County, Florida.

                              W I T N E S S E T H:

         WHEREAS, the Borrower and the Bank heretofore entered into that certain Amended and Restated Loan and Security Agreement dated as of November 15, 1995 (the "Loan Agreement") pursuant to which the Bank agreed, among other things, to lend to the Borrower a line of credit loan in the maximum principal amount of $11,500,000.00 (the "Line of Credit Loan"), which is scheduled to convert to a term loan on March 31, 1997; and

         WHEREAS, the Borrower has requested the Bank (a) to renew and modify the Line of Credit Loan by restructuring it to be strictly a revolving line of credit loan, with interest payable periodically and principal due on maturity, increasing the maximum principal amount available for borrowing thereunder to $15,000,000, changing the interest rate applicable to the Line of Credit Loan and extending the Revolving Period through January 31, 1998, (b) to release all collateral securing the Line of Credit Loan so that it will be an unsecured loan, (c) to modify the financial covenants and reporting requirements contained in the Loan Agreement and (d) to otherwise modify the Loan Agreement; and

         WHEREAS, the Bank has agreed to do so subject to the additional conditions, limitations and requirements as hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

             (a) The definitions of "Account", "Account Debtor", "Adjusted Net Worth", "Cash Flow", "Cash Flow to Current Maturities of Long Term Debt Ratio", "Chattel Paper", "Collateral", "Current Maturities of Long Term Debt", "Current Ratio", "Document", "EBITDA", "Equipment", "Existing Security Agreement", "Funded Debt to EBITDA Ratio", "Income Tax Expense", "Instrument", "Intercompany Loan", "Intercompany Note", "Interest Expense", "Inventory", "Long Term Debt", "Maturity Date", "Prime Rate", "Stock", "Term Loan" and "Term Note" are hereby deleted from the Loan Agreement, together with all references to such terms in the Loan Agreement.

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             (b)  The  definition  of the  term  "Interest  Rate"  contained  in
Paragraph 1 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof there is substituted the following:

                  "'Interest Rate' shall mean the applicable rate of interest to be borne by the Note (except when the Default Rate is in effect), which rate shall be the lesser of (a) a rate per annum equal to LIBOR plus one hundred twenty-five basis points (1.25%) or (b) the maximum rate allowed by applicable law from time to time."

             (c) The definition of the term "Line of Credit Loan" contained in Paragraph 1 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof there is substituted the following:

                 "'Line of Credit Loan' shall mean the revolving line of credit loan in the maximum principal amount of $15,000,000.00 extended to the Borrower by the Bank pursuant to the terms of this Agreement."

             (d) The definition of the term "Revolving Period" contained in Paragraph 1 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof there is substituted the following:

                  "'Revolving Period' shall mean the period during the term of the Line of Credit Loan during which the Borrower shall be entitled to receive Advances on the Line of Credit Loan, which period shall commence on the date hereof and end on the earlier of (a) the occurrence of an Event of Default, (b) January 31, 1998, or (c) such later date as the Bank, in its absolute discretion, may agree to in writing."

             (e) The definitions of the terms "Interest Payment Date", "Interest Period", "Interest Rate Determination Date", "LIBOR" and "Permitted Loan Limit", are hereby added to Paragraph 1 of the Loan Agreement in the proper alphabetical order, as follows:

                  "'Interest Payment Date' shall mean the earlier of (i) the end of each Interest Period, or (ii) quarterly.

                  Interest Period' shall mean 30, 60, 90 or 120 Days, or any other period approved by the Bank in its sole and absolute discretion, as selected by the Borrower from time to time in accordance with the terms hereof.

                  'Interest Rate Determination Date' shall mean each date for calculating LIBOR for purposes of determining the Interest Rate in respect of an Interest Period, and which shall be the second Business Day prior to the first Day of the applicable Interest Period.
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                  'LIBOR' shall mean the interest rate per annum (in  accordance with the length of the designated Interest Period) in effect on the Interest Rate Determination Date designated as the LIBOR rate and published from time to time in the Wall Street Journal or such substitute publication or interest rate reporting service as may be designated in writing from time to time by the Bank to the Borrower; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

                  'Permitted Loan Limit' shall mean $15,000,000.00."

             (f) Subparagraphs (a), (b), (c) and (d) of paragraph 2 of the Loan Agreement are hereby deleted in their entirety and, in lieu thereof, the following is substituted therefor:

                  "(a) Amount and Terms of the Line of Credit Loan. The Bank agrees from time to time during the term of the Line of Credit Loan to lend to the Borrower, upon the Borrower's request, up to the aggregate principal amount of the Permitted Loan Limit on the terms and conditions set forth herein. Except as otherwise set forth in this Agreement, the Borrower shall, during the Revolving Period, be entitled to receive up to the amount of the Permitted Loan Limit in one or more Advances. Advances under the Line of Credit Loan shall be evidenced by the Line of Credit Note and shall be payable in accordance with the terms of Paragraph 2(c) hereof. The Borrower shall not be liable under the Line of Credit Note except with respect to funds actually advanced to the Borrower by the Bank pursuant to the terms hereof. The Line of Credit Loan shall be a revolving loan and, accordingly, during the Revolving Period, the Borrower may in one or more Advances borrow up to the Permitted Loan Limit, repay all or any portion thereof, and reborrow up to such amount, subject to the terms and conditions set forth herein. After the expiration of the Revolving Period, the Borrower shall not be entitled to receive any further Advance under the Line of Credit Loan.

                  (b) Advances on the Line of Credit Loan. After the date hereof the Borrower shall be entitled to obtain Advances under the Line of Credit Loan. The Borrower shall give the Bank written or telephonic notice of any requested Advance under the Line of Credit Loan. The Bank shall be under no duty or obligation to verify or confirm the authority of the representative of the Borrower requesting any such Advance as long as said person identifies himself/herself as an employee or repre-sentative of the Borrower. Such notice (the "Notice of Borrowing") shall specify (i) the proposed date of the Advance (which shall be a Banking Day), (ii) the amount thereof, (iii) the requested Interest Period and (iv) that on the date of the Notice of Borrowing there has been no material adverse change in the financial condition of the Borrower from that set forth on the most recent financial statements furnished to the Bank as provided herein. Each Advance under the Line of Credit Loan shall be in the minimum principal amount of $10,000.00 or, if less, the remaining amount available under the Line of Credit Loan. The Bank shall make each Advance under the Line of Credit Loan on the date proposed by the Borrower (which may be the same Banking Day if such request is made by the Borrower and is received by the Bank prior to 12:00 NOON (Orlando, Florida time), otherwise no earlier than the following Banking
                  Day) by crediting the amount of each such Advance requested by the Borrower to the general deposit account of the Borrower maintained with the Bank. Each request for an Advance shall be deemed to restate and verify all representations of the Borrower made herein as of the date of such request.

                  Loans  or   Advances   which  are  unpaid   upon  the
                  expiration of the Interest Period applicable thereto and with respect to which the Borrower has not advised the Bank in writing (a "Notice of Selection of Interest Period") as provided in paragraph 2(d) hereof and received by the Bank within the times provided in paragraph 2(d) prior to the expiration of such Interest Period of the Interest Period to be applicable to such Loans or Advances after the current Interest Period expires shall, effective as of the first Day after the expiration of such Interest Period, be continued for an Interest Period of identical length to that just expired. Thereafter, subject to the limitations set forth in paragraph 2(d) hereof, the Borrower may, by giving the Bank an appropriate Notice of Selection of Interest Period, together with the requested Interest Period, elect to change the Interest Period applicable to such Loan or Advance at a date designated by the Borrower, which date shall be (i) no earlier than a date two (2) Banking Days after the receipt by the Bank of such Notice of Selection of Interest Period and (ii) immediately following the expiration of an existing Interest Period.

                  (c) Interest on the Line of Credit Note. The Line of Credit Note shall bear interest from the date thereof through maturity (whether by acceleration or otherwise) on the unpaid principal balance thereof from time to time outstanding at the Interest Rate. From and after the Due Date, interest shall accrue on the unpaid principal balance of the Line of Credit Note and on all accrued but unpaid interest thereon, or on such defaulted payment, from the Due Date at the Default Rate. such interest shall continue to accrue until the date of payment in full of all principal and accrued but unpaid interest on such defaulted payment, if applicable.

                  (d)  Payment  of the  Line of  Credit  Note.  Accrued
                  interest only on the Line of Credit Note, at the Interest Rate, shall be payable on each Interest Payment Date, upon any permitted prepayment of the Loan (to the extent accrued on the amount being prepaid) and at maturity. The Bank will endeavor to notify Borrower of interest due prior to any Interest
                  Payment Date. The entire outstanding principal balance, together with all accrued but unpaid interest, shall be due and payable upon the expiration of the Revolving Period.

                  For each Loan or Advance under the Loan, the Borrower shall deliver to the Bank a written notice (or facsimile transmission, immediately confirmed by telephone and further confirmed by sending the original notice to the Bank so that the same is received by the Bank no later than three (3) Banking Days after the date of the facsimile transmission) (a "Notice of Selection of Interest Period"), no later than 11:00 a.m. Orlando, Florida time, on the Interest Rate Determination Date, which Notice of Selection of Interest Period shall be in such form as may be acceptable to the Bank in its sole and absolute discretion and shall specify (i) the amount of the Advance for which an Interest Period is being selected, (ii) the requested Interest Period and (iii) that on the date of the Notice of Selection of Interest Period, there has been no material adverse change in the financial condition of the Borrower from that set forth on the most recent annual financial statements furnished to the Bank.

                  The Bank shall incur no liability to the Borrower in acting upon any telephonic notice referred to above or for otherwise acting under this paragraph (d) and upon selection of an Interest period in accordance with this Agreement pursuant to any telephonic notice, the Borrower shall have effected Loans hereunder. Each Notice of Selection of Interest Period shall be irrevocable by the Borrower on or after the related Interest Rate Determination Date and the Borrower shall be bound to continue such Advance in accordance therewith."

             (g) Paragraph 4 of the Loan Agreement is hereby deleted in its entirety and, in lieu thereof, the following is substituted therefor:

                  "4. Special provisions Governing LIBOR. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to LIBOR as to the matters covered:

                       (a) Determination of Interest Period. By giving notice as set forth in paragraphs 2(b) and (d) the
                       Borrower   shall  have  the  option,   subject  to  the
                       other provisions of this paragraph 4, to specify the Interest Period commencing on any such date, provided, that:

                            (i) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the Day on which the next preceding Interest Period expires;

                            (ii) if any Interest Period would otherwise expire on a Day which is not a Banking Day, that Interest Period shall be extended to expire on the next succeeding Banking Day; provided, that if any such Interest Period would otherwise expire on a Day which is not a Banking Day but is a Day of the month after which no further Banking
                            Day occurs in that month, that Interest Period shall expire on the next preceding Banking Day; and

                            (iii) any Interest Period which begins on the last Banking Day of a calendar month (or on a Day for which there is no numerically corresponding Day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month.

                       (b) Determination of Interest Rate. As soon as practicable after 11:00 A.M. Orlando, Florida time, on the Interest Rate Determination Date, Bank shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the Interest Rate which shall apply to the Advance for which an Interest Rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower."

             (h) Subparagraphs 6(b) (iii) and (iv) of the Loan Agreement are hereby deleted in their entirety and, in lieu thereof, the following is substituted therefor:

                  "(iii) quarterly, as soon as possible and in any  event
                  within thirty (30) Days after the end of each quarter of Borrower's fiscal year, (1) a Covenant Compliance Certificate confirming the Borrower's compliance with all financial covenants and ratios, in form and substance satisfactory to the Bank and certified to the Bank by the Chief Financial Officer of the Borrower;

                  (iv) as soon as available, copies of all such financial statements, proxy statements, notices, and reports as it shall send to all stockholders and of all Form 10Q and Form 10K reports (with exhibits) and all registration statements (with exhibits) and all other reports which it is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of such Commission;

                  (v) promptly upon receipt thereof, a copy of each other report submitted to the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of the borrower; and

                  (vi) with reasonable promptness, such other data, financial information or reports as the Bank may request from time to time."

             (i) Subparagraphs 6(s) (i), (ii), (iii) and (iv) of the Loan Agreement are hereby deleted in their entirety and, in lieu thereof, the following is substituted therefor:

                  "(i)    Minimum Tangible Net Worth.  The Borrower's Tangible
                  Net Worth shall equal or exceed $50,000,000.

                  (ii) Total Liabilities to Tangible Net Worth Ratio. The ratio of Borrower's Total Liabilities to its Tangible Net Worth shall not exceed 1.0:1."

             (j) Subparagraph 6(t) of the Loan Agreement is hereby deleted in its entirety and, in lieu thereof, the following is substituted therefor:

                  "(t) Subordination of Affiliate Loans. All loans, commissions or fees owed to Affiliates of the Borrower shall, at all times, be subordinate to the Loan and all other Obligations of the Borrower to the Bank and the Borrower shall cause its Affiliates from time to time, to execute and deliver to the Bank subordination agreements in form and content satisfactory to the Bank; provided, however, so long as no Default exists or has occurred, the Bank may pay (but not prepay) current principal and interest on such loans to such Affiliates."

             (k) Subparagraph 7(b) of the Loan Agreement is hereby deleted in its entirety and, in lieu thereof, the following is substituted therefor:

                 "(b)     RESERVED."

             (l) Subparagraph 7(e) of the Loan Agreement is hereby deleted in its entirety and, in lieu thereof, the following is substituted therefor:

                  "(e) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets or properties, tangible or intangible, whether now owned or hereafter acquired, in excess of $500,000.00, either in a single case or in the aggregate, to any Person; provided, however, so long as no default has occurred, the Borrower may (i) replace its equipment due to obsolescence or repair, and (ii) sell its inventory in the normal course of its business."

             (m) Subparagraph 7(g) of the Loan Agreement is hereby deleted in its entirety and, in lieu thereof, the following is substituted therefor:

                  "(g) Additional Indebtedness. Except for the Existing
                  Loans, incur, create, assume or permit or suffer to exist any indebtedness or liability for borrowed money, any indebtedness evidenced by notes, bonds, debentures, or similar obligations or any conditional sales or title retention agreement or capitalized lease, in excess of an aggregate of $500,000.00 in any fiscal year without the prior written consent of the Bank."

             (n) Subparagraph 7(o) of the Loan Agreement is hereby deleted in its entirety and, in lieu thereof, the following is substituted therefor:

                  "(o) Subsidiaries.  Form any additional  Subsidiaries
                  other than those set forth on Exhibit D, attached hereto; or loan or advance to, or guarantee or endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations of, or make any capital contribution to or otherwise invest in, Subsidiaries in excess of $15,000,000.00 in the aggregate, without prior written notice to and written consent from the Bank."

         2. Payment and Elimination of the Term Loan. As of the date of execution of this First Amendment, the Borrower shall repay in full the outstanding principal balance and all accrued but unpaid interest due to the Bank on the Term Loan from its own funds and the Term Loan shall be eliminated from the Loan Agreement.

         3. Representations and Warranties. The Borrower hereby reaffirms all of the representations and warranties contained in the Loan Agreement as though made and given in connection with the execution and delivery of this First Amendment and further certifies that all such representations and warranties are true and correct on and as of the date hereof.

         4. Ratification. Except for any modification of and/or amendment to the Loan Agreement as herein provided, no other term, condition or provision of the Loan Agreement shall be considered to be altered or amended, and this First Amendment shall not be considered a novation. The Borrower agrees that the amounts extended by the Bank to the Borrower hereunder are absolutely and unconditionally due and owing to the Bank, and are not subject to any claims, counterclaims, defenses or other rights of offset whatsoever.

         5. Complete Agreement. This First Amendment constitutes the complete agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein.

         6. Capitalized Terms. Capitalized terms used in this First Amendment shall have the meanings assigned to them in the Loan Agreement unless otherwise indicated or the context hereof clearly dictates otherwise.

         7. Conflict with Agreement. In the event of conflict between the terms of the Loan Agreement and the terms of any of the other loan documents executed in connection therewith the terms of the Loan Agreement shall govern in all instances.

         IN WITNESS WHEREOF, the Bank and the Borrower have caused this First Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

Signed, sealed and delivered in                      SAWTEK INC.
the presence of:


/s/Kathleen Sinnott                                  By:/s/Raymond A. Link
                                                     Raymond A. Link,
Print Name:    Kathleen Sinnott                      Vice President-Finance/
                                                     Chief Financial Officer


/s/KC Hoppe

Print Name:       KC Hoppe


                                                  SUNTRUST BANK, CENTRAL
                                                  FLORIDA, NATIONAL ASSOCIATION,
                                                  f/k/a SUN BANK, NATIONAL
                                                  ASSOCIATION





_________________________________           By:______________________________

Print Name:_______________________          Name:____________________________

                                            Title:___________________________